UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2024
RumbleOn, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-38248 (Commission File Number)	46-3951329 (I.R.S. Employer Identification No.)

901 W. Walnut Hill Lane, Suite 110A
Irving, Texas		75038
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (214) 771-9952

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Rights Offering Term Sheet

On November 11, 2024, RumbleOn, Inc. (the “Company”), Stone House Capital Management, LLC, a Delaware limited liability company (together with its affiliates, the “Backstop Investor”), and Mark Tkach and William Coulter (each, a “Supporting Investor,” and together with the Backstop Investor, the “Investors”) entered into a binding term sheet for a fully backstopped rights offering (the “Rights Offering Term Sheet”). Pursuant to and subject to the terms and conditions contained in the Rights Offering Term Sheet, the Company shall pursue a rights offering (the “Rights Offering”) whereby holders of record of Class A Common Stock and Class B Common Stock as of the record date for the Rights Offering will be granted pro rata subscription rights to purchase an aggregate of $10.0 million of shares of Class B Common Stock to be priced at the lower of (i) 20% discount to the 30-day volume-weighted average price (“VWAP”) per share of the Company’s Class B Common Stock immediately prior to the date of the Rights Offering Term Sheet and (ii) 20% discount to the 10-day VWAP per share of the Company’s Class B Common Stock immediately prior to the date of execution of the Backstop Agreement (as defined below) (the “Subscription Price”). The Rights Offering is expected to launch no later than December 1, 2024.

Pursuant to the Rights Offering Term Sheet, the Backstop Investor has agreed to enter into a standby purchase agreement with the Company on or before December 1, 2024 (the “Backstop Agreement”) pursuant to which the Backstop Investor will be required to (i) exercise its right to purchase all shares of Class B Common Stock available from the full exercise of the Backstop Investor’s (or its affiliates’ and related parties’) pro rata subscription rights prior to the expiration date of the Rights Offering and (ii) if and only if the Rights Offering is not fully subscribed at the expiration date, all shares of Class B Common Stock included in the Rights Offering that remain unsubscribed for at the expiration date at the same Subscription Price and on the same terms and conditions as other subscribers in the Rights Offering. In addition, the Backstop Agreement will include customary representations and warranties.

Pursuant to the Rights Offering Term Sheet, each of the Supporting Investors has agreed to enter into a support agreements (each a “Support Agreement”) with the Company at substantially the same time as the Backstop Agreement. Pursuant to the Support Agreements, which will include customary representations and warranties, each Supporting Investor will agree to exercise its right to purchase all shares of Class B Common Stock available from the full exercise of such Supporting Investor’s (or its affiliates’ and related parties’) pro rata subscription rights in the Rights Offering.

The Rights Offering is expected to be made pursuant to the Company’s effective shelf registration statement on Form S-3, filed with the SEC on August 30, 2024 and declared effective on September 10, 2024, and a prospectus supplement containing the detailed terms of the Rights Offering to be filed with the SEC prior to the commencement of the Rights Offering. The foregoing information regarding the Rights Offering is not complete and is subject to change. The foregoing information regarding the Rights Offering shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such state or jurisdiction. The Rights Offering will be made only by means of a prospectus and a related prospectus supplement. Copies of the prospectus and related prospectus supplement, when they become available, will be distributed to all eligible stockholders as of the record date of the Rights Offering and may also be obtained free of charge at the website maintained by the SEC at www.sec.gov or by contacting the information agent for the Rights Offering.

Pre-Owned Floor Plan Facility and SLB Commitment Letter

On November 11, 2024, the Company and Messrs. Coulter and Tkach (collectively, the “Commitment Parties”) entered into a commitment letter (the “Pre-Owned Floor Plan Facility and SLB Commitment Letter”), pursuant to which the Commitment Parties have firmly committed to (i) provide a floor plan financing facility of not less than $16.0 million of total committed availability for pre-owned powersports vehicle inventory (the “Pre-Owned Floor Plan Facility”) and (ii) enter into a sale leaseback transaction with the Company (the “SLB Transaction”).

Pre-Owned Floor Plan Facility

The Pre-Owned Floor Plan Facility will consist of not less than $16.0 million total committed revolving availability made by the Commitment Parties or an entity or entities controlled by either or both of them, which may be borrowed, repaid and reborrowed from time to time in order to finance pre-owned powersports vehicle inventory. Any borrowings pursuant to the Pre-Owned Floor Plan Facility shall bear interest based on SOFR plus 5.00%. The Pre-Owned Floor Plan Facility will terminate on March 31, 2026, unless extended by agreement of the parties. The Company will use the net proceeds of the Pre-Owned

Floor Plan Facility to finance the acquisition and carrying cost of pre-owned powersports vehicle inventory. The Pre-Owned Floor Plan Facility will be secured by a first priority security interest in the pre-owned powersports vehicle inventory financed thereunder. The Pre-Owned Floor Plan Facility will include customary representations, covenants and events of default for financing transactions of this nature. The Pre-Owned Floor Plan Facility is expected to close no later than December 1, 2024.

SLB Transaction

The SLB Transaction will consist of a sale by the Company of certain real property located in Daytona, Florida for $4.0 million and a subsequent triple-net lease back from the buyer at a lease rate of $25,666 per month of base rent plus a pass-through of triple-net charges, including property taxes, insurance, and maintenance and repair costs. The base rent will increase two percent annually. The term of the lease shall be for not less than ten years. The SLB Transaction is expected to close no later than December 31, 2024.

Ninth Amendment to Term Loan Credit Agreement

The Company has a term loan credit agreement (as amended, the “Credit Agreement”) among the Company, as borrower, the lenders party thereto, and Oaktree Fund Administration, LLC, as administrative agent and collateral agent. On November 11, 2024, the parties to the Credit Agreement executed Amendment No. 9 to the Credit Agreement (“Amendment No. 9”), pursuant to which, among other things: (i) the leverage ratios were revised and made less restrictive through June 30, 2026, (ii) the Company is permitted to consummate the transactions contemplated by each of the Rights Offering Term Sheet, Pre-Owned Floor Plan Facility and the SLB Transaction and (iii) the Company is permitted to consummate full cash settlement of the outstanding 6.75% convertible senior notes due January 1, 2025.

After giving effect to Amendment No. 9, borrowings under the Credit Agreement will bear interest at a rate per annum equal, at the Company’s option, to either (a) SOFR (with a floor of 1.00%), plus an applicable margin of 8.25% per annum or (b) a fluctuating adjusted base rate in effect from time to time, plus an applicable margin of 7.25% per annum. The incremental interest amount of 0.5% per annum that was put in place as part of Amendment No. 5 to the Credit Agreement, which was previously agreed to be in place through March 31, 2025, will terminate on December 31, 2024. In addition, the Company has agreed to make a one-time payment in cash on January 2, 2025 of additional interest in an amount equal to 0.25% of the loan amount as of the effective date of Amendment No. 9.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure of the Pre-Owned Floor Plan Facility included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: November 12, 2024	By:	/s/ Tiffany Kice
Tiffany Kice
Chief Financial Officer